SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 25, 2002

COMAIR SAVINGS AND INVESTMENT PLAN

(Exact Name of Registrant)

COMAIR HOLDINGS, INC.

(Plan Sponsor)

Not Applicable	1-5424	Not Applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Form S-8 No. 333-73856

(Registration Statement No.)

Delta Air Lines, Inc.
P.O. Box 20706;
Atlanta, Georgia 30320-6001

(Name of issuer of the securities held pursuant to the plan and address of principal executive offices )

Administrator’s telephone number, including area code:                   (859) 767-1408

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURE
EXHIBIT INDEX
EX-16 LETTER FROM ARTHUR ANDERSEN LLP.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

The Comair Savings and Investment Plan (“Plan”), on June 25, 2002, informed Arthur Andersen LLP (“Andersen”) that Andersen would no longer be engaged as the Plan’s independent public accountants and Andersen was dismissed. The Plan also engaged Deloitte & Touche LLP to serve as the Plan’s independent public accountants for the year ended December 31, 2001.

Andersen’s reports on the Plan’s financial statements for the past two years, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Plan’s two most recent fiscal years, the nine month period ended December 31, 2000, and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Plan’s financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

Comair Holdings, Inc., provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated June 27, 2002 stating its agreement with such statements.

During the Plan’s two most recent fiscal years, the nine month period ended December 31, 2000, and through the date of this Form 8-K, the Plan did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits. The following exhibits are filed with this documents.

Exhibit
Number	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 27, 2002, regarding its agreement with the statements made in the first four paragraphs of this report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMAIR SAVINGS AND INVESTMENT PLAN

	By:	/s/ Brian L. McDonald

Brian L. McDonald Plan Administrator

Dated: June 28, 2002

EXHIBIT INDEX

Exhibit
Number	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 27, 2002, regarding its agreement with the statements made in the first four paragraphs of this report on Form 8-K.